                                                                   EXHIBIT 10.20




                              U.S. $300,000,000


                    AMENDED AND RESTATED CREDIT AGREEMENT,


                        dated as of December 24, 1997


                                    among


                           NOBLE AFFILIATES, INC.,
                               as the Borrower,

                                     and


                  UNION BANK OF SWITZERLAND, Houston Agency,
                         as the Agent for the Lenders

                                     and


                        NATIONSBANK OF TEXAS, N.A. and
                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                              as Managing Agents

                                     and


                              BANK OF MONTREAL,
                                  CIBC INC.,
                     THE FIRST NATIONAL BANK OF CHICAGO,
                          ROYAL BANK OF CANADA, and
                     SOCIETE GENERALE, SOUTHWEST AGENCY,
                                 as Co-Agents

                                     and


                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                as the Lenders

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
I        DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2       Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.3       Cross-References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.4       Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

II       THE FACILITY, BORROWING PROCEDURES AND NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.1       The Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.1.1     Description of the Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.1.2     Availability of Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2       Competitive Bid Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2.1     Competitive Bid Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2.2     Competitive Bid Quote Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2.3     Invitation for Competitive Bid Quotes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.2.4     Submission and Contents of Competitive Bid Quotes  . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.2.5     Notice to the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.2.6     Acceptance and Notice by the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.2.7     Allocation by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.2.8     Administration Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.2.9     Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.3       Reduction of Commitment Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.4       Base Rate Loans and Eurodollar Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.5       Borrowing Procedures for Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.5.1     Domestic Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.5.2     Eurodollar Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.6       Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.7       Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.8       Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

III      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.1       Repayments and Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.2       Interest Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.2.1     Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.2.2     Post-Maturity Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.2.3     Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.3       Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.3.1     Facility Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.3.2     Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.3.3     Payment Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         IV        CERTAIN EURODOLLAR AND OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.1       Eurodollar Lending Unlawful  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.2       Deposits Unavailable or Eurodollar Interest Rate Unascertainable   . . . . . . . . . . . . . . . .  26
         4.3       Increased Eurodollar Borrowing Costs, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.4       Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.5       Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.6       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.7       Special Fees in Respect of Reserve Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.8       Payments, Computations, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.9       Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.10      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.11      Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve
                   Requirements, Taxes, Certain Dissents, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.12      Maximum Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

V        CONDITIONS TO BORROWING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.1       Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.1.1     Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1.2     Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1.3     Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1.4     Fee Letters, Closing Fees, Expenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1.5     Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1.6     Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2       All Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2.1     Compliance with Warranties, No Default, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2.2     Borrowing Request and Competitive Bid Quote Request  . . . . . . . . . . . . . . . . . . . . . . .  34
         5.2.3     Satisfactory Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

VI       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.1       Organization, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.2       Due Authorization, Non-Contravention, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.3       Government Approval, Regulation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.4       Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.5       Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.6       No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.7       Litigation, Labor Controversies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.8       Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.9       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.10      Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.11      Environmental Warranties and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.12      Regulations G, T, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE
                                                                                                                     ----
         6.13      Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.14      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.15      Existing Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

VII      COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1       Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1.1     Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1.2     Compliance with Laws, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.1.3     Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.1.4     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.1.5     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.1.6     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2       Negative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2.1     Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2.3     Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.2.4     Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.2.5     Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2.6     Consolidation, Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2.7     Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2.8     Negative Pledges, Restrictive Agreements, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  41

VIII     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1       Listing of Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.1     Non-Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.2     Breach of Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.3     Non-Performance of Certain Covenants and Obligations   . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.4     Non-Performance of Other Covenants and Obligations   . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.5     Default on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1.6     Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1.7     Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1.8     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1.9     Bankruptcy, Insolvency, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.2       Action if Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3       Action if Other Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

 IX      THE AGENT, THE MANAGING AGENTS AND THE CO-AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.1       Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.2       Funding Reliance, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.3       Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.4       Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE
                                                                                                                     ----
         9.5       Loans by the Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.6       Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.7       Copies, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

X        MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.1      Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.3      Payment of Costs, Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.4      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.5      Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.6      Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.7      Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.8      Execution in Counterparts, Effectiveness, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.9      Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.10     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.11     Sale and Transfer of Loans and Notes; Participations in Loans and
                   Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.11.1   Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.11.2   Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.12     Other Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.13     Sale and Purchase of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.14     Forum Selection and Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.15     Waiver of Jury Trial   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53





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
                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                        PAGE
                                                                        ----
SCHEDULE I       -     Disclosure Schedule
SCHEDULE IIA     -     Schedule of Commitments
SCHEDULE IIB     -     Schedule of Outstandings and Commitments

EXHIBIT  2.2.1   -     Form of Competitive Bid Note
EXHIBIT  2.2.2   -     Form of Competitive Bid Quote Request
EXHIBIT  2.2.3   -     Form of Invitation for Competitive Bid Quotes
EXHIBIT  2.2.4   -     Form of Competitive Bid Quote
EXHIBIT  2.5     -     Form of Borrowing Request
EXHIBIT  2.6     -     Form of Continuation/Conversion Notice
EXHIBIT  2.8     -     Form of Revolving Note
EXHIBIT  5.1.4   -     Form of Opinion of Counsel to the Borrower
EXHIBIT  10.11   -     Form of Lender Assignment Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 24, 1997 (as may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is among NOBLE AFFILIATES, INC., a Delaware corporation (the "Borrower"), UNION BANK OF SWITZERLAND, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NATIONSBANK OF TEXAS, N.A. ("NB") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), BANK OF MONTREAL ("BOM"), CIBC INC. ("CIBC"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), ROYAL BANK OF CANADA ("RBC") and SOCIETE GENERALE, SOUTHWEST AGENCY ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent, the Managing Agents, the Co-Agents and the Lenders have heretofore entered into that certain Credit Agreement dated July 31, 1996, as amended pursuant to that certain First Amendment to Credit Agreement dated October 15, 1996 (as amended, the "Original Credit Agreement"), pursuant to which the Lenders have agreed to make available to the Borrower a term loan facility and revolving credit facility with a competitive bid loan subfacility;

         WHEREAS, the Borrower intends to repay all indebtedness evidenced by and outstanding under the Original Credit Agreement as of the Effective Date (the "Prior Indebtedness");

         WHEREAS, the Borrower has asked that the Lenders modify their respective commitments under the Original Credit Agreement such that on the Effective Date each Lender shall be obligated hereunder, subject to the terms hereof, to the Commitment stated on Schedule IIA for such Lender;

         WHEREAS, the term loan facility and all the term loans thereunder have been fully repaid and the parties hereto intend to reduce the revolving credit facility; and

         WHEREAS, the parties hereto intend and have agreed to amend and restate the Credit Agreement in its entirety as and pursuant to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Absolute Rate" means, with respect to a Competitive Bid Loan made by a particular Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.2.6(ii).

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.2.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 14 and not more than 90 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 9.4.

         "Agent Fee Letter" is defined in Section 3.3.2.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Applicable Facility Fee Rate" means the number of basis points per annum (based on a year of 360 days) set forth below based on the Applicable Rating Level and the Total Debt to Capitalization Ratio on such date:


================================================================================
                                                50% <
           Applicable                         Debt/Cap        Debt/Cap
           Rating Level                         > 60%       < or = to 50%
           ------------                       --------      -------------
--------------------------------------------------------------------------------
           Level I                              12.5             12.5
--------------------------------------------------------------------------------
           Level II                             15.0             12.5
--------------------------------------------------------------------------------
           Level III                            20.0             20.0
--------------------------------------------------------------------------------
           Level IV                             25.0             25.0
================================================================================

; provided, however, that at any time that Moody's and S&P have split ratings of two or more rating differentials, then the Applicable Facility Fee Rate will be determined using the following formula:

         M + S = R
         -----
           2

where (i) "M" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the Moody's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination, (ii) "S" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the S&P's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination and (iii) "R" is the Applicable Facility Fee Rate. Changes in the Facility Fee Rate will occur automatically without prior notice. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Facility Fee Rate.

         "Applicable Margin" means on any date and with respect to each Eurodollar Loan or Eurodollar Bid Rate Advance the number of basis points per annum set forth below based on the Applicable Rating Level and the Total Debt to Capitalization Ratio on such date:

================================================================================
            Applicable
            ----------
           Rating Level       50% < Debt/Cap < 60%     Debt/Cap < or = to 50%
           ------------       ------------------       ----------------------
--------------------------------------------------------------------------------
           Level I                    22.5                     17.5
--------------------------------------------------------------------------------
           Level II                    35                      22.5
--------------------------------------------------------------------------------
           Level III                  42.5                      30
--------------------------------------------------------------------------------
           Level IV                    50                      37.5
================================================================================

; provided, however, that if Moody's and S&P have split ratings of two or more rating differentials, then the Applicable Margin will be determined using the following formula:

         M + S = A
         -----
           2

where (i) "M" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the Moody's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination, (ii) "S" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the S&P's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination and (iii) "A" is the Applicable Margin.

Changes in the Applicable Margin will occur automatically without prior notice. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Margins.

         "Applicable Rating Level" means at any time that Moody's and S&P have the equivalent rating or split ratings of not more than one rating differential, of the Borrower's senior unsecured long-term debt, the level set forth in the chart below under the heading "Applicable Rating Level" opposite the rating under the heading "Moody's" or "S&P" which is the higher of the two if split ratings or opposite the ratings under the headings "Moody's" and "S&P" if equivalent; provided that at any time that Moody's and S&P have split ratings of more than one rating differential, there shall be no Applicable Rating Level for purposes of this Agreement.


--------------------------------------------------------------------------------
Applicable Rating Level             Moody's                      S&P
-----------------------             -------                      ---
--------------------------------------------------------------------------------
    Level I                       > or = to Baa1            > or = to>BBB+
--------------------------------------------------------------------------------
    Level II                           Baa2                      BBB
--------------------------------------------------------------------------------
    Level III                          Baa3                      BBB-
--------------------------------------------------------------------------------
    Level IV                      < or = to Ba1             < or = to BB+
--------------------------------------------------------------------------------

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level I shall apply.

         For purposes of the foregoing, (i) "equal to or more than" means a rating equal to or more favorable than; "equal to or less than" means a rating equal to or less favorable than; "more than" means a rating greater than; "less than" means a rating less than; (ii) if ratings for the Borrower's senior unsecured long-term debt shall not be available from S&P or Moody's, Level IV shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level IV shall apply.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

         "Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by UBS at its Domestic Office as its base rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Agent plus 1/2%. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the UBS in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

         "Borrower" is defined in the preamble, and includes its permitted successors and assigns.

         "Borrowing" means any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Competitive Bid Advances and Revolving Loans.

         "Borrowing Date" means a date on which a Borrowing is made hereunder.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit
2.5 hereto.

         "Business Day" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Borrowing, any day on which dealings in Dollars are carried on in the London and New York Eurodollar interbank market.

         "Capitalization" means the sum, at any time outstanding and without duplication, of (i) Debt plus (ii) Stockholders' Equity.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (b) the failure of the Borrower to own, free and clear of all Liens or encumbrances (other than non-consensual Liens or encumbrances which are not material or which are fully discharged or with respect to obligations which are fully bonded, in either case within thirty (30) days after the imposition of such Lien or encumbrance) at least 100% of the outstanding shares of voting stock of SOC on a fully diluted basis.

         "Co-Agents" is defined in the preamble.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1.

         "Commitment Amount" means, on any date, $300,000,000, as such amount may be reduced from time to time pursuant to Section 2.3.

         "Commitment Termination Date" means the earliest of (a) the fifth anniversary of the Effective Date; (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

         "Commitment Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or any Significant Subsidiary; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Bid Rate Advances or (ii) several Absolute Rate Advances, made by some or all of the Lenders to the Borrower at the same time, at the same interest basis, and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.2.6.

         "Competitive Bid Fee Letter" is defined in Section 2.2.8.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

         "Competitive Bid Margin" means the margin above, at or below the applicable Eurodollar Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Rate.

         "Competitive Bid Note" means a promissory note in substantially the form of Exhibit 2.2.1 hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit 2.2.4 hereto completed and delivered by a Lender to the Agent in accordance with Section 2.2.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit 2.2.2 hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.2.2.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.6 hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Debt" means the consolidated Indebtedness of the Borrower and its Subsidiaries.

         "Default" means any Event of Default or any Unmatured Event of Default.

         "Default Margin" means 2%.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

         "EBITDA" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles plus (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion and amortization plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes; provided that in determining such consolidated net income, such consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions.

         "EDC" means Energy Development Corporation, a New Jersey corporation, and its permitted successors and assigns.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Environmental Law" means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any Subsidiary is party or which are applicable to the Borrower or any Subsidiary (whether or not by consent), and any provision or condition of any governmental permit, license or other operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

         "Equatorial Guinea Project" means the participation by the Borrower and/or its Subsidiaries in the construction of a methanol plant in Equatorial Guinea, which participation shall not exceed a 50% equity interest in the aggregate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.2.

         "Eurodollar Bid Rate" means, with respect to a Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower pursuant to Section 2.2.6(i).

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Borrowing" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Loans or (ii) several Eurodollar Bid Rate Loans, made by all or some of the Lenders to the Borrower, at the same time, at the same interest rate and for the same Interest Period.

         "Eurodollar Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

         "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

         "Eurodollar Rate" means, relative to any Interest Period for Eurodollar Loans, the rate of interest equal to the average of the offered quotations appearing on Telerate Page 3750 or if such Telerate Page shall not be available, on the LIBO page on the Reuters Screen (or any page that can reasonably be considered a replacement page) at approximately 11:00 a.m., London time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for dollar deposits having a term comparable to such Interest Period. If none of such Telerate Page 3750 or Reuters Screen LIBO page (or replacement page) is available, then the "Eurodollar Rate" shall mean, with respect to any Interest Period for any applicable Eurodollar Loan, the rate per annum determined by the Agent to be the average of the rates quoted by the Reference Banks at approximately 10:00 a.m., New York time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering by such Reference Banks to leading banks in the interbank market of U.S. dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan of such respective Reference Bank to which such Interest Period relates. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks.

         "Event of Default" is defined in Section 8.1.

         "Facility" is defined in Section 2.1.1.

         "Federal Funds Rate" means, for any day, the average rate quoted to the Agent at approximately 11:00 a.m. (New York City time) on such day (or, if such day is not a Business Day, on the next preceding Business Day) for overnight Federal Funds transactions arranged by New York Federal Funds brokers selected by the Agent.

         "Fee Letter" means the Agent Fee Letter or the Competitive Bid Fee Letter, as the case may be.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1988 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

         "Fixed Rate Borrowing" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Bid Rate Loans, or (ii) several Absolute Rate Loans, or (iii) several Eurodollar Loans, made by all or some of the Lenders to the Borrower at the same time and for the same Interest Period.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Guaranteed Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability (other than guaranties of trade payables and guaranties of performance obligations) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guaranteed Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability (other than guaranties of trade payables and guaranties of performance obligations) guaranteed thereby.

         "Hazardous Material" means: i) any "hazardous substance", as defined by CERCLA; ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; iii) any petroleum, crude oil or any fraction thereof; iv) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; v) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof; vi) asbestos-containing materials in any form or condition; or vii) polychlorinated biphenyls in any form or condition.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to (i) banker's acceptances issued for the account of such Person and (ii) the face amount of all letters of credit, whether or not drawn, to the extent that such letters of credit support the payment of financial obligations; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (e) all Guaranteed Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness by its terms is expressly non-recourse to such general partner or joint venturer.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interest Period" means, relative to any Fixed Rate Borrowings, (a) with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.5, or (b) with respect to Absolute Rate Advances, as the period as the Borrower may select pursuant to
Section 2.2; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans or Competitive Bid Advances comprising part of the same Borrowing shall be of the same duration; (c) if such Interest

Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

         "Interests" is defined in Section 10.13.

         "Invitation for Competitive Bid Quotes" is defined in Section 2.2.3.

         "Law" means any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of and agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit 10.11 hereto.

         "Lenders" means the financial institutions listed on the signature pages hereto and their respective successors and assigns in accordance with
Section 10.11 (including any commercial lending institution becoming a party hereto pursuant to a Lender Assignment Agreement) or otherwise by operation of law.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority arrangement of any kind or nature whatsoever.

         "Loan" means, as the context may require, either a Revolving Loan or a Competitive Bid Loan.

         "Loan Advances" means the Loans of the same Type and, in the case of Fixed Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Loan Documents" means this Agreement, each of the Notes, each Competitive Bid Quote Request, each Borrowing Request, each Committed Borrowing Notice, each Fee Letter, together in each case with all exhibits, schedules and attachments thereto, and all other agreements and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

         "Managing Agents" is defined in the preamble.

         "Material Adverse Effect" means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its Subsidiaries (taken as a whole) or (ii) the ability of the Borrower to perform its payment obligations under any of the Loan Documents.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

         "Moody's Rating Level" means at any time a determination thereof is to be made, the level shown under the heading "Applicable Rating Level" opposite the Borrower's then rating of its senior unsecured long-term debt shown in the column "Moody's" in the definition of Applicable Rating Level; provided that at any time that the Borrower does not have a rating of its senior unsecured long-term debt by Moody's, the Moody's Rating Level shall be deemed to be Level IV.

         "Noble Gas" means Noble Gas Marketing, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Noble Trading" means Noble Trading, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Note" means, as the context may require, either a Revolving Note or a Competitive Bid Note; and "Notes" means some or all of the foregoing.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "Organic Document" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Original Credit Agreement" is defined in the first recital.

         "Participant" is defined in Section 10.11.

         "Payment Date" is defined in Section 3.2.4.

         "Payment Office" means:

                 Union Bank of Switzerland, New York Branch
                 299 Park Avenue
                 New York, New York 10171

                 Attention:       James Broadus
                 Phone:           (212) 821-3227
                 Facsimile:       (212) 821-3259

                 Payment instructions:     via Fed Wire to ABA 0260 0843 9
                                           (UBS, New York Branch
                                           Att:  Loan Servicing)
                 Reference:       NOBLE AFFILIATES

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined  in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth in Schedule II attached hereto or set forth in the most recent Lender Assignment Agreement executed by such Lender, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.11.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Prior Indebtedness" is defined in the fourth recital.

         "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rating Agency" means either of S&P or Moody's.

         "Reference Banks" means each of the Agent and any two Lenders selected by UBS in its sole discretion.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means Lenders in the aggregate holding at least 67% of the aggregate unpaid principal amount of the outstanding Borrowings (other than Competitive Bid Loans) and if no Borrowings (other than Competitive Bid Loans) are outstanding, Lenders having at least 67% of the then Total Commitment.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "Restricted Indebtedness" means, at the time of determination and after giving effect to any Indebtedness incurred or to be incurred in connection with such determination and to any substantially contemporaneous use of the proceeds thereof to repay other Indebtedness, the sum of (i) the aggregate principal amount of the Indebtedness of the Borrower and its Significant Subsidiaries then secured (or to be secured in connection with such determination) by Liens permitted under Section 7.2.2(n) plus (ii) the aggregate principal amount of the Indebtedness of the Significant Subsidiaries then outstanding (or to be incurred in connection with such determination) other than Indebtedness of the Significant Subsidiaries permitted by Section 7.2.5(i).

         "Restricted Indebtedness Basket" means, at the time of determination, an amount equal to 5% of the Borrower's consolidated tangible net worth as reported in the Borrower's consolidated financial statements most recently delivered to the Lenders.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit 2.8 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

         "S&P's Rating Level" means at any time a determination thereof is to be made, the level shown under the heading "Applicable Rating Level" opposite the Borrower's then rating of its senior unsecured long-term debt shown in the column "S&P's" in the definition of Applicable Rating Level; provided that at any time that the Borrower does not have a rating of its senior unsecured long-term debt by S&P, the S&P Rating Level shall be deemed to be Level IV.

         "Significant Subsidiary" means (a) SOC, EDC and each other Subsidiary of the Borrower (other than Noble Gas or Noble Trading) that (i) accounts for at least 5% of the consolidated revenues of the Borrower and its Subsidiaries for any consecutive four quarter period ending on the last day of a fiscal quarter, or (ii) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (a)(i) and (ii), shall be as reflected on the financial statements of the Borrower and its Subsidiaries for such period, or as of such date, as the case may be; or (b) Noble Gas or Noble Trading, or both, as the case may be, to the extent that Noble Gas or Noble Trading or both, as the case may be, (i) has consolidated net income of at least 10% of the consolidated net income of the Borrower and its Subsidiaries for any consecutive four quarter period ending on the last day of a fiscal quarter, or (ii) has consolidated tangible net worth of at least 5% of the consolidated tangible net worth of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b)(i) and (ii), shall be as reflected on the financial statements of the Borrower and its Subsidiaries for such period, or as of such date.

         "SPV" means any Subsidiary of the Borrower that is not a Significant Subsidiary and that is designated by the Borrower in a written notice to the Agent as an SPV; provided that the Borrower shall not designate as an SPV any Subsidiary of the Borrower that has any operations at the time of such designation or any Subsidiary of the Borrower that owns, directly or indirectly, in whole or in part, any other Subsidiary of the Borrower at the time of such designation.

         "SOC" means Samedan Oil Corporation, a Delaware corporation, and its permitted successors and assigns.

         "Solvent" means, with respect to any Person at any time, a condition under which: a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; b) such Person is able to pay all of its liabilities as such liabilities mature; and c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Stated Maturity Date" means the fifth anniversary of the Effective
Date.

         "Stockholders' Equity" means, as of the time of any determination thereof is to be made, the sum of the Borrower's capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and based on GAAP.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a general partner and (c) any limited liability company in which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a member or manager.

         "Taxes" is defined in Section 4.6.

         "Total Commitment" means the aggregate of all the Lenders'
Commitments.

         "Total Debt to Capitalization Ratio" means the ratio of (a) total Debt to (b) total Capitalization.

         "Total Interest Expense" means with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued (whether or not paid) on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis plus
(ii) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP.

         "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Loan.

         "UBS" is defined in the preamble, and includes its successors and assigns.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Unmatured Event of Default" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Competitive Bid Quote Request, Competitive Bid Borrowing Notice, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in
Section 6.5.


                                   ARTICLE II

                  THE FACILITY, BORROWING PROCEDURES AND NOTES

         SECTION 2.1      The Facility.

         SECTION 2.1.1 Description of the Facility. The Lenders grant to the Borrower a revolving credit facility (the "Facility") pursuant to which, and upon the terms and subject to the conditions herein set out and provided that no Default or Unmatured Default has occurred and is continuing from time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender severally agrees to make revolving loans in U.S. Dollars (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of Revolving Loans requested by the Borrower to be made on such day (the commitment of each Lender described in this Section
2.1.1 is herein referred to as its "Commitment"). In addition, each Lender may, in its sole discretion, make bids to make Competitive Bid Loans in U.S. Dollars to the Borrower in accordance with Section 2.2. No Lender shall be permitted or required to make (i) any Revolving Loan or Competitive Bid Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans plus Competitive Bid Loans of all Lenders would exceed the Commitment Amount, and (ii) any Revolving Loan if, after giving effect thereto, the aggregate amount of all Revolving Loans of such Lender would exceed the Lender's Percentage of the Commitment Amount. Subject to clause (i) in the immediately preceding sentence, any Lender may make Competitive Bid Loans in excess of such Lender's Percentage of the Commitment.

         SECTION 2.1.2 Availability of Facility. Subject to the terms of this Agreement, the Facility is available to the Borrower from the date of this Agreement to the Commitment Termination Date, and the Borrower may borrow, repay and reborrow under the Facility at any time prior to the Commitment Termination Date.

         SECTION 2.2      Competitive Bid Advances.

         SECTION 2.2.1 Competitive Bid Option. In addition to Loans pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section
2.1.1 as to the maximum aggregate principal amount of all outstanding Loans hereunder), the Borrower may, as set forth in this Section 2.2, request the Lenders, prior to the Commitment Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

         SECTION 2.2.2 Competitive Bid Quote Request. The Borrower may request offers to make Competitive Bid Loans under Section 2.2 by transmitting to the Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (New York time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction. The Competitive Bid Quote Request shall specify (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;
(ii) the aggregate principal amount of such Competitive Bid Advance; (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both; and (iv) the Interest Period applicable thereto (which may not end after the Commitment Termination Date).

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within three Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit 2.2.2 hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

         SECTION 2.2.3 Invitation for Competitive Bid Quotes. Promptly and in any event before 1:00 p.m. (New York time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to
Section 2.2.2, the Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes, substantially in the form of Exhibit
2.2.3 attached hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with Section 2.2.4.

         SECTION 2.2.4    Submission and Contents of Competitive Bid Quotes.
(a) Each Lender may, in its sole discretion, but is under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.2.4 and must be submitted to the Agent by telecopy (except in the case of UBS) at its offices specified in Section 10.2 not later than (i) in the case of a Eurodollar Auction, (A) with respect to UBS, 12:45 p.m. (New York time), at least three Business Days prior to the proposed Borrowing Date and (B) with respect to each other Lender, 1:00 p.m. (New York time), at least three Business Days prior to the proposed Borrowing Date, or (ii) in the case of an Absolute Rate Auction, (A) with respect to UBS, 9:45 a.m. (New York time) on the proposed Borrowing Date and (B) with respect to each other Lender, 10:00 a.m. (New York time) on the proposed Borrowing Date (or, with respect to clauses (i) and (ii) and upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree, provided that UBS shall submit its Competitive Bid Quote fifteen minutes before the time that the other Lenders are required to submit their Competitive Bid Quotes).

         (b) Each Competitive Bid Quote shall in any case specify: (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes; (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested; (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan; (iv) the minimum or maximum amount, if any, of any Competitive Bid Loan which may be accepted by the Borrower and/or the limit, if any, as to the aggregate principal amount of Competitive Bid Loans from such Lender which may be accepted by the Borrower; (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;
(vi) the applicable Interest Period; and (vii) the identity of the quoting
Lender.

         (c) The Agent shall reject any Competitive Bid Quote that (i) is not substantially in the form of Exhibit 2.2.4 hereto or does not specify all of the information required by Section 2.2.4(ii); (ii) contains qualifying, conditional or similar language, other than any such language contained in
Exhibit 2.2.4 hereto; (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or (iv) arrives after the time set forth in Section 2.2.4(i). If any Competitive Bid Quote shall be rejected pursuant to this Section 2.2.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

         SECTION 2.2.5 Notice to the Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.2.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.2.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

         SECTION 2.2.6 Acceptance and Notice by the Borrower. Subject to the receipt of the notice from the Agent referred to in Section 2.2.5, not later than (i) 3:00 p.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.2.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall be irrevocable and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.2.4(b)(iv)); provided that (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request; (b) acceptance of offers for any Competitive Bid Advance with otherwise identical terms may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; (c) the Borrower may not accept any offer of the type described in Section 2.2.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement; and (d) after giving effect to such Competitive Bid Advance, the sum of the aggregate principal amount of all outstanding Revolving Loans plus all Competitive Bid Advances shall not exceed the Commitment Amount.

         SECTION 2.2.7 Allocation by the Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances, and by 12:00 p.m. (New York time) in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         SECTION 2.2.8 Administration Fees. The Borrower hereby agrees to pay to the Agent for its sole account administration fees for Competitive Bid Quote Requests in such amounts as heretofore agreed upon by the Borrower and the Agent in a fee letter dated December 24, 1997, as amended from time to time (the "Competitive Bid Fee Letter").

         SECTION 2.2.9 Reduction. While any Competitive Bid Advances are outstanding, each Lender's Commitment shall be reduced by, and deemed used in the amount of its pro rata share (based on its respective Percentage of the Commitment Amount) of the outstanding amount of such Competitive Bid Advances.

         SECTION 2.3 Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $25,000,000 and in an integral multiple of $5,000,000.

         SECTION 2.4 Base Rate Loans and Eurodollar Loans. Subject to the terms and conditions set forth in Article V, each Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request, it being understood that Loans made to the Borrower on any date may be either Eurodollar Loans or Base Rate Loans or a combination thereof. As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing its Eurodollar Office to make such Eurodollar Loan; provided, however, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Eurodollar Office.

         SECTION 2.5 Borrowing Procedures for Loans. The Borrower shall give the Agent prior written or telegraphic notice pursuant to a Borrowing Request (in substantially the form of Exhibit 2.5 hereto) of each proposed Borrowing or continuation, and as to whether such Borrowing or continuation is to be of Base Rate Loans or Eurodollar Loans, as follows:

         SECTION 2.5.1 Domestic Loans. The Agent shall receive written or telegraphic notice from the Borrower on or before 2:00 p.m. New York time one Business Day prior to the date of such Borrowing and amount of such Borrowing (which shall be in a minimum amount of $10,000,000 and an integral multiple of $1,000,000), and the Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., New York time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Base Rate Loan. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Base Rate Loan, the Agent shall make available to the Borrower the proceeds of each Base Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

         SECTION 2.5.2 Eurodollar Loans. The Agent shall receive written or telegraphic notice pursuant to a Borrowing Request from the Borrower on or before 10:00 a.m. New York time, at least three (3) Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan, of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of $10,000,000 and an integral multiple of $1,000,000), and the duration of the initial Euro-dollar Interest Period with respect thereto, and the Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., New York time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Eurodollar Loan. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Eurodollar Loan, the Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

         SECTION 2.6 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000 of any Borrowings be, (i) in the case of Base Rate Loans, converted into Eurodollar Loans, or (ii) in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan of such Type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Default has occurred and is continuing.

         SECTION 2.7 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing, as the case may be, Dollar deposits in its Eurodollar Office's interbank eurodollar market.

         SECTION 2.8 Notes. Each Lender's Revolving Loans shall be evidenced by a Revolving Note, payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. Each Lender's Competitive Bid Loans shall be evidenced by a Competitive Bid Note, each payable to the order of such Lender in a maximum principal amount of $300,000,000. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Revolving Loans or Competitive Bid Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date or of each Competitive Bid Loan on the last day of its applicable Interest Period. Prior thereto, the Borrower

         (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) no such prepayment of any Competitive Bid Loan may be made on any day other than the last day of the Interest Period for such Loan;
(iii) all such voluntary prepayments shall require at least three Business Days' prior written notice to the Agent; and (iv) all such voluntary partial prepayments shall be in an minimum amount of $10,000,000 and an integral multiple of $5,000,000; and

         (b) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of Loans shall be applied, to the extent of such prepayment, in the inverse order of maturity. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Commitment Amount.

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect; and (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin. All Eurodollar Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Borrowing.

         SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Default Margin.

         SECTION 3.2.3 Payment Dates. Interest accrued on each Borrowing shall be payable, without duplication on the following dates (each a "Payment Date"): (a) on the Stated Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount of such principal prepaid or repaid; (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to Eurodollar Borrowings, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); (e) with respect to any portion of Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and (f) on that portion of any Borrowings the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration; and (g) with respect to Competitive Bid Loans, as otherwise provided by the relevant Competitive Bid Quote Request. Interest accrued on Borrowings or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3 Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender, a facility fee in an amount equal to the product of the Applicable Facility Fee Rate times such Lender's Percentage times the Commitment Amount as it may be reduced from time to time, pursuant to reductions under Section 2.3.

         SECTION 3.3.2 Agent's Fee. The Borrower agrees to pay to the Agent for its own account, all fees (including any fees pursuant to Section 2.2.8) pursuant to that certain fee letter agreement dated December 24, 1997, between the Borrower and the Agent, as amended from time to time (the "Agent Fee Letter").

         SECTION 3.3.3 Payment Office. The Borrower shall make all payments to the Agent at the Payment Office.

                                   ARTICLE IV

                    CERTAIN EURODOLLAR AND OTHER PROVISIONS

         SECTION 4.1 Eurodollar Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Borrowing as, or to convert any Borrowing into, a Eurodollar Borrowing, the obligations of such Lender to make, continue, maintain or convert any such Borrowings shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Borrowings shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; provided, however, that the obligation of such Lender to make, continue, maintain or convert any such Eurodollar Borrowings shall remain unaffected if such Lender can designate a different Eurodollar Office for the making, continuance, maintenance or conversion of Eurodollar Borrowings and such designation will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 4.2 Deposits Unavailable or Eurodollar Interest Rate Unascertainable. If the Agent shall have determined that, by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Borrowings, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.6 and Section 2.8 to make or continue any Borrowings as, or to convert any Borrowings into, Eurodollar Borrowings shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3 Increased Eurodollar Borrowing Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Borrowings as, or of converting (or of its obligation to convert) any Borrowings into, Eurodollar Borrowings. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that such Lender shall designate a different Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. Such additional amounts shall be payable by the Borrower directly to such Lender within fifteen days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of the amount payable by the Borrower.

         SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a Eurodollar Borrowing) as a result of
(a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Borrowings on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (b) any Borrowings not being made as Eurodollar Borrowings in accordance with the Borrowing Request or Competitive Bid Quote Request, as the case may be, therefor, or (c) any Borrowings not being continued as, or converted into, Eurodollar Borrowings in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

         SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Borrowings made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay directly to such Lender, within fifteen days, additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, however, that such Lender shall designate a different Domestic or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable.

         SECTION 4.6 Taxes. All payments by the Borrower of principal of, and interest on, the Borrowings and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will, within fifteen days (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         If any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided that the Borrower will not be obligated to pay such additional amounts to the Agent or such Lender to the extent that such additional amounts shall have been incurred as a consequence of the Agent's or such Lender's gross negligence or willful misconduct, as the case may be.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled Payment Date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes, and shall (but only so long as such Lender remains lawfully able to do so) deliver to the Borrower and the Agent additional copies of such forms on or before the date that such forms expire or become obsolete or after the occurrence of an event requiring a change in the most recent form so delivered by it and such amendments thereto as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or fees or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of "Taxes". For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the forms required pursuant to this paragraph, if any (other than if such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 4.6 with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such form; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

         If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will change the jurisdiction of its applicable Eurodollar or Domestic Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender, is not otherwise disadvantageous to such Lender. No Lender shall be entitled to receive any greater payment under this Section 4.6 as a result of the designation by such Lender of a different applicable Eurodollar or Domestic Office after the date hereof, unless such designation is made with the Borrower's prior written consent or by reason of the provisions of Sections 4.1, 4.3 or 4.5 requiring such Lender to designate a different applicable Eurodollar or Domestic Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 4.7      Special Fees in Respect of Reserve Requirements.
With respect to Eurodollar Borrowings, the Borrower agrees to pay to each Lender on appropriate Payment Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Rate in Section 1.1), (ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Borrowings or the office of such Lender where its Eurodollar Borrowings are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law. A written notice as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and shall be rebuttable presumptive evidence of such cost or change. The Borrower will not be responsible for paying any amounts pursuant to this Section 4.7 accruing prior to 180 days prior to the receipt by the Borrower of the written notice referred to in the preceding sentence. Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

         SECTION 4.8 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 4.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.10 Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Borrowing will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 4.11 Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc. If any Lender shall claim the inability to make or maintain Eurodollar Borrowings pursuant to Section 4.1 above, if any Lender is owed increased costs under Section 4.5 above, if any payment to any Lender by the Borrower is subject to any withholding tax pursuant to Section 4.6 above, or if any Lender is owed any cost or expense pursuant to Section 4.7 above, the Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender with another bank or financial institution provided that (i) if it is not a Lender or an Affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agent and (ii) such bank or financial institution shall unconditionally purchase, in accordance with Section 10.11 hereof, all of such Lender's rights and obligations under this Agreement and the Notes and the appropriate pro rata share of such Lender's Notes and Commitments, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Notes payable to such Lender, plus any accrued but unpaid interest on such Notes plus accrued but unpaid fees in respect of such Lender's Borrowings and Percentage of the Commitments hereunder to the date of such purchase on a date therein specified. The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above, all breakage fees payable under Section 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; provided, that if such bank or financial institution fails to purchase such rights and obligations, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above to such Lender.

         SECTION 4.12 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section 4.12 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the Indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 4.1 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been
received but for the effect of this Section 4.12.   For purposes of Article
5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to a Lender, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender if greater. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

         SECTION 5.1 Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior satisfaction, or waiver in writing by the Agent (with the consent of Required Lenders) of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1 Resolutions, etc. The Agent shall have received from the Borrower a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

         SECTION 5.1.2 Delivery of Notes. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

         SECTION 5.1.3 Opinion of Counsel. The Agent shall have received a favorable opinion, dated the date hereof and addressed to the Agent and all Lenders, from Thompson & Knight, P.C., counsel to the Borrower, substantially in the form of Exhibit 5.1.4 hereto.

         SECTION 5.1.4 Fee Letters, Closing Fees, Expenses, etc. The Agent shall have received the Competitive Bid Fee Letter and the Agent Fee Letter described in Sections 2.2.8 and 3.3.2, respectively, duly executed by the Borrower. The Agent shall also have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3.2 and 10.3, if then invoiced.

         SECTION 5.1.5 Material Adverse Change. There shall have been no material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of any of the Borrower and its consolidated Subsidiaries taken as a whole from June 30, 1997, except as disclosed in Item 5.1.5 ("Material Adverse Change") of the Disclosure Schedule.

         SECTION 5.1.6 Other Documents. Such other documents as the Agent or any Lender may have reasonably requested.

         SECTION 5.2 All Borrowings. The obligation of each Lender to fund any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct (a) the representations and warranties set forth in Article VI (excluding, however, except in the case of the initial Borrowing, those contained in Section 6.6 and Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SECTION 5.2.2 Borrowing Request and Competitive Bid Quote Request. The Agent shall have received a Borrowing Request or a Competitive Bid Quote Request for such Borrowing. Each of the delivery of a Borrowing Request or a Competitive Bid Borrowing Notice and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

         SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

         SECTION 6.1 Organization, etc. The Borrower and each of its Subsidiaries is a corporation, partnership, limited partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals will not have a Material Adverse Effect.

         SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the Borrower's participation in any transaction contemplated herein are within the Borrower's powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

         SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's participation in any transaction contemplated herein, except as have been obtained. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 6.5 Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at June 30, 1997 and the related statements of earnings and cash flow, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended except as disclosed in Item 6.5 ("Financial Information") of the Disclosure Schedule.

         SECTION 6.6 No Material Adverse Change. As of the Effective Date, since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries (on a consolidated basis), except as disclosed in Item 5.1.5 ("Material Adverse Change") of the Disclosure Schedule.

         SECTION 6.7 Litigation, Labor Controversies, etc. As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, and the rights and remedies of the Agent and the Lenders under, this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 ("Subsidiaries") of the Disclosure Schedule.

         SECTION 6.9 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books except such returns and taxes for jurisdictions other than the United States with respect to which the failure to file and pay such taxes would not have a Material Adverse Effect.

         SECTION 6.10 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

Except as disclosed in Item 6.10 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.11 Environmental Warranties and Compliance. The liabilities and costs of Borrower and its consolidated Subsidiaries related to compliance with applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.12 Regulations G, T, U and X. None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.13 Accuracy of Information. No certificate, statement or other information delivered herewith or hereto by or on behalf of the Borrower in writing to the Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a fact or omits to state any fact known to the Borrower or its Subsidiaries necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.14 Use of Proceeds. The proceeds of each Borrowing shall be used for the general corporate purposes of the Borrower and its Subsidiaries; without limiting the foregoing, no proceeds of any Borrowing will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 6.15 Existing Liens. None of the assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien except the Liens permitted under Section 7.2.2.


                                  ARTICLE VII

                                   COVENANTS

         SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

         (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

         (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by independent public accountants of recognized national standing;

         (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.3;

         (d) promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of the chief executive officer or the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

         (e) promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto requested by the Agent or any Lender;

         (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

         (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any liability, fine or penalty, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit which would have or could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

         (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         SECTION 7.1.2 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation): (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws; except; in each case, where the failure to so comply would not have or would not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations.

         SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; provided, however, that prior notice to the Borrower shall not be required if an Event of Default has occurred or is continuing.

         SECTION 7.1.6 Conduct of Business. Borrower will, and will cause each Subsidiary to, cause all material properties and businesses to be regularly conducted, operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2 Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1 Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity if, as a result thereof, the Borrower and its Subsidiaries taken as a whole would no longer be principally engaged in the business of oil, gas and energy exploration, development, production, processing and marketing and such activities as may be incidental or related thereto.

         SECTION 7.2.2 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except: (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document; (b) Liens granted prior to the Effective Date to secure payment of Indebtedness; (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and (g) Liens on cash or cash-equivalents securing Hedging Obligations of the Borrower or any of its Subsidiaries not in excess in the aggregate of $5,000,000 for all such cash and cash equivalents; (h) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event; (i) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition; (j) Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute; (k) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; (l) Liens securing Debt owing by any Subsidiary to the Borrower; (m) Liens under operating agreements, unitization agreements, pooling orders, and similar arrangements; (n) in addition to those Liens permitted above, Liens securing Indebtedness which do not encumber or attach to any equity interest in a Significant Subsidiary so long as the time each such Lien attaches, Restricted Indebtedness does not exceed the Restricted Indebtedness Basket; and (o) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses of this Section or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property subject of the Lien extended, renewed or replaced (plus improvements on such property).

         SECTION 7.2.3 Financial Covenants. The Borrower will not and will not permit any of its Subsidiaries to:

         (a) EBITDA to Total Interest Expense. Permit the ratio of EBITDA to Total Interest Expense for any consecutive period of four fiscal quarters ending on the last day of a fiscal quarter to be less than 4.0:1.0.

         (b) Total Debt to Capitalization. Permit the Total Debt to Capitalization Ratio, expressed as a percentage, to exceed 60% at any time.

         SECTION 7.2.4 Restricted Payments, etc. On and at all times after the Effective Date, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, if, after giving effect thereto, an Event of Default shall have occurred and be continuing.

         SECTION 7.2.5 Indebtedness. The Borrower will not permit any of its Significant Subsidiaries to contract, create, incur or assume any Indebtedness, except (i) Indebtedness of a Significant Subsidiary owed to the Borrower or a Subsidiary of the Borrower, (ii) Indebtedness incurred or to be incurred by one or more of the Borrower or Samedan of North Africa, Inc. or any

SPV in connection with the construction of the Equatorial Guinea Project, which Indebtedness shall not exceed $175,000,000 in the aggregate at any time outstanding, or (iii) other Indebtedness if at the time of incurrence thereof, and after giving effect thereto Restricted Indebtedness does not exceed the Restricted Indebtedness Basket.

         SECTION 7.2.6 Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger (as long as the Borrower or such Subsidiary is the surviving entity).

         SECTION 7.2.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is on an "arms length" basis and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.8 Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness not prohibited under this Agreement) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document. The Borrower will not and will not permit any of its Subsidiaries to enter into any agreement prohibiting the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan or Competitive Bid Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or of any other Obligation.

         SECTION 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to Article V is or shall be incorrect in any material respect when made or deemed made.

         SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.2, 7.2.3, 7.2.6 or 7.2.8; provided that the imposition of any non-consensual Lien that is not permitted to exist pursuant to Section 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty (30) days after the date of such imposition.

         SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this Section 8.1) or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

         SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $25,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6 Judgments. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries if such excess is not fully covered by valid and collectible insurance in respect thereof, the payment of which is not being disputed or contested by the insurer or the insurers, and either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

         SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA.

         SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any substantial portion of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1.9 shall occur with respect to the Borrower or any Significant Subsidiary, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.9 with respect to the Borrower or any Significant Subsidiary) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Borrowings and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and/or the Commitments shall terminate.


                                   ARTICLE IX

                THE AGENT, THE MANAGING AGENTS AND THE CO-AGENTS

         SECTION 9.1 Actions. Each Lender hereby (i) appoints UBS as the Agent under this Agreement, the Notes and each other Loan Document, (ii) acknowledges each of NB and TCB as a Managing Agent under this Agreement, the Notes and each other Loan Document, and (iii) acknowledges each of BOM, CIBC, First Chicago, RBC and SocGen as a Co-Agent under this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender acknowledges that none of the Managing Agents and the Co-Agents have any duties or obligations under this Agreement in connection with their capacity as a Managing Agent or a Co-Agent, as the case may be. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agent, the Managing Agents and the Co-Agents, pro rata according to such Lender's Percentage, whether or not related to any singular, joint or concurrent negligence of the Agent, the Managing Agents and the Co-Agents, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent, any Managing Agent or any Co-Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent, such Managing Agent or such Co-Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's, such Managing Agent's or such Co- Agent's gross negligence or wilful misconduct. None of the Agent, the Managing Agents and the Co-Agents shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent, any Managing Agent or any Co-Agent shall be or become inadequate, in the Agent's, such Managing Agent's or such Co-Agent's determination, as the case may be, the Agent, such Managing Agent or such Co-Agent, as the case may be, may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agent, the Managing Agents and the Co-Agents shall have any duties or responsibilities, except as expressly set forth herein, nor shall any of the Agent, the Managing Agents and the Co-Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agent, the Managing Agents and the Co-Agents.

         SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing (except with respect to a Borrowing comprised of Base Rate Loans, in which case notice shall be given no later than 12:00 noon, New York time, on the date of the proposed Borrowing) that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate.

         SECTION 9.3 Exculpation. None of the Agent, the Managing Agents, the Co-Agents and their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.
Any such inquiry which may be made by the Agent, any Managing Agent or any Co-Agent shall not obligate it to make any further inquiry or to take any action. Each of the Agent, the Managing Agents and the Co-Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent, such Managing Agent or such Co-Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4 Successor. Any of the Agent, the Managing Agents and the Co-Agents may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as the successor

Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After a retiring Agent's, Managing Agent's or Co-Agent's resignation hereunder as Agent, Managing Agent or Co-Agent, the provisions of (a)this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement, and Section 10.4 (and, with respect to the Agent, Section 10.3) shall continue to inure to its benefit.

         SECTION 9.5 Loans by the Agents. Each of the Agent, the Managing Agents and the Co-Agents shall have the same rights and powers with respect to
(x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent, a Managing Agent or a Co-Agent, as the case may be. Each of the Agent, the Managing Agents and the Co-Agents and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent, a Managing Agent or a Co-Agent hereunder, as the case may be.

         SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has made its own credit decision to extend its Commitments hereunder (i) independently of each of the Agent, the Managing Agents, the Co-Agents and each other Lender, and (ii) based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate. Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document (i) independently of each of the Agent, the Managing Agents, the Co-Agents and each other Lender, and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

         SECTION 9.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement."

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
(b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the schedule of reductions to the Commitments provided for in Section 2.3, release any collateral security except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date, shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or (d) affect adversely the interests, rights or obligations of the Agent as Agent, any Managing Agent as Managing Agent or any Co-Agent as Co-Agent shall be made without the consent of such Agent, Managing Agent or Co-Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre- paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt is confirmed.

         SECTION 10.3 Payment of Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out- of-pocket costs and expenses of (i) the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of Messrs. Mayer, Brown & Platt and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document and (ii) the Agent and the Lenders in connection with the enforcement by the Lenders or the Agent of, or the protection of rights under, this Agreement, the Notes and each other Loan Document. The Agent and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Agent or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower. Each Lender agrees to reimburse the Agent on demand for such Lender's pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

         SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, each Managing Agent, each Co-Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties"), whether or not related to any negligence of the Indemnified Parties, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; (c)any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Significant Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent, such Managing Agent, such Co-Agent or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Significant Subsidiaries of any Hazardous Material; or (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law."

         SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

         SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

         SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11 Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
Section 10.11.

         SECTION 10.11.1 Assignments. Any Lender, (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld, may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments and which shall be of equal pro rata shares of the Facility) in a minimum aggregate amount of $10,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender, (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and (e) the processing fees described below shall have been paid.

         From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,000. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

         SECTION 10.11.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,
(c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and (e) the Borrower shall not be required to pay any amount under
Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 10.4, shall be considered a Lender; provided that this sentence shall not obligate Borrower to pay more under such Sections that it would be obligated to pay had no such participation been granted.

         SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13 Sale and Purchase of Loans. On the Effective Date, the aggregate principal balance of the Prior Indebtedness outstanding is $200,000,000 as shown on Schedule IIB and each Lender represents and warrants for itself that its outstanding loans under the Original Credit Agreement as of the Effective Date is as set forth in the second column of Schedule IIB. Lenders hereby sell, assign, transfer and convey, and Lenders hereby purchase and accept so much of the Prior Indebtedness and all of the rights, titles, benefits, interests, privileges, claims, liens, security interests, and obligations existing and to exist (collectively the "Interests") such that each Lender's Percentage of the outstanding loans and commitments under the Original Credit Agreement as amended and restated by this Agreement shall be as set forth in Schedule IIA as of the Effective Date. The foregoing assignment, transfer and conveyance are without recourse to the Lenders and without any warranties whatsoever as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty by each Lender that it has not sold, transferred, conveyed or encumbered such Interests. If as a result thereof, a Lender's Percentage of the outstanding Loans under this Agreement is less than its outstanding loans under the Original Credit Agreement on the Effective Date, the difference set forth in the last column of Schedule IIB shall be remitted to such Lender by the Agent upon receipt of funds from the other Lenders shown in the last column of Schedule IIB on the Effective Date. Each Lender so acquiring a part of such outstanding loans assumes its Percentage of the outstanding Loans, Commitments, rights, titles, interests, privileges, claims, liens, security interests, benefits and obligations under this Agreement and the other Loan Documents and any Lender so acquiring an interest in such outstanding Loans may be paid a cost of funds with respect thereto as mutually agreed between the Borrower and such Lender. Lenders are proportionately released from the obligations assumed by Lenders so acquiring such obligations and, to that extent, the Lenders so released shall have no further obligation under the Original Credit Agreement, as amended and restated hereby. The Borrower hereby represents and warrants that it has no defenses, offsets or counterclaims to the Prior Indebtedness or its obligations or rights under this Agreement, including, without limitation, the Interests being assigned pursuant to this Section 10.13. The promissory notes evidencing the Prior Indebtedness shall be appropriately endorsed and delivered by the holders thereof to the Agent and retained by the Agent until the Obligations shall have been paid in full, all Letters of Credit have expired or been canceled and the Commitments have been canceled.

         SECTION 10.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, THE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO

ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15 Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            NOBLE AFFILIATES, INC.


                            By:
                               ---------------------------------------------
                            Name:       William D. Dickson
                            Title:      Vice President Finance and Treasurer

                            Address:    110 West Broadway
                                        Ardmore, Oklahoma  73401

                            Facsimile No.:      405/221-1386

                            Telephone No.:      405/223-4110

                            Attention:          William D. Dickson

                      UNION BANK OF SWITZERLAND, Houston Agency, Individually as a Lender and as the Agent


                      By:
                          --------------------------------------------
                      Name:       Finley Biggerstaff
                      Title:      Assistant Vice President


                      By:
                          --------------------------------------------
                      Name:       Evans Swann
                      Title:      Managing Director

                      Domestic
                      Office:             1100 Louisiana, Suite 4500
                                          Houston, Texas  77002

                      Facsimile No.:      (713) 655-6555

                      Attention:          Finley Biggerstaff
                      Telephone:          (713) 655-6500

                      Eurodollar
                      Office:             1100 Louisiana, Suite 4500
                                          Houston, Texas  77002

                      Facsimile No.:      (713) 655-6555

                      Attention:          Finley Biggerstaff
                      Telephone:          (713) 655-6500

                              NATIONSBANK OF TEXAS, N.A, Individually as a
                              Lender and as Managing Agent


                              By:
                                 ---------------------------------------------
                              Name:       Dale T. Wilson
                              Title:      Vice President

                              Domestic
                              Office: 901 Main Street, 14th Floor Dallas, Texas 75202

                              Facsimile No.:      (214) 508-1215

                              Attention:          Betty Canales
                              Telephone:          (214) 508-1225

                              Eurodollar
                              Office: 901 Main Street, 14th Floor Dallas, Texas 75202

                              Facsimile No.:      (214) 508-1215

                              Attention:          Betty Canales
                              Telephone:          (214) 508-1225

                              Send copies to:     303 West Wall Street
                                                  Midland, Texas  79701-4761

                              Facsimile No.:      (915) 685-2009

                              Attention:          Dale Wilson
                              Telephone:          (915) 685-2193

                              TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                              Individually as a Lender and as Managing Agent


                              By:
                                 ---------------------------------------------
                              Name:       Dale Hurd
                              Title:      Senior Vice President

                              Domestic
                              Office:             2200 Ross Ave., 3rd Floor
                                                  Dallas, Texas   75201

                              Facsimile No.:      (214) 965-2389

                              Attention:          Dale Hurd
                              Telephone:          (214) 965-2583


                              Eurodollar
                              Office:             2200 Ross Ave., 3rd Floor
                                                  Dallas, Texas   75201

                              Facsimile No.:      (214) 965-2389

                              Attention:          Dale Hurd
                              Telephone:          (214) 965-2583

                              BANK OF MONTREAL, Individually as a Lender and as Co-Agent


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             115 S. LaSalle, 11W
                                                  Chicago, Illinois 60603

                              Facsimile No.:      (312) 750-4326

                              Attention:          Charla Chase
                              Telephone:          (312) 750-4326

                              Eurodollar
                              Office:             115 S. LaSalle,11W
                                                  Chicago, Illinois 60603

                              Facsimile No.:      (312) 750-6061

                              Attention:          Charla Chase
                              Telephone:          (312) 750-4326

                              Send copies to:     700 Louisiana, Suite 4400
                                                  Houston, Texas 77002

                              Facsimile No.:      (713) 223-4007

                              Attention:          Robert L. Roberts
                              Telephone:          (713) 546-9754

                              CIBC INC., Individually as a Lender and as Co-Agent


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             2727 Paces Ferry Rd.
                                                  Suite 1200
                                                  Atlanta, Georgia   30339

                              Facsimile No.:      (270) 319-4950

                              Attention:          Joan Moseley
                              Telephone:          (270) 319-4828

                              Eurodollar
                              Office:             2727 Paces Ferry Rd.
                                                  Suite 1200
                                                  Atlanta, Georgia   30339

                              Facsimile No.:      (270) 319-4950

                              Attention:          Joan Moseley
                              Telephone:          (270) 319-4828

                              Send copies to:     909 Fannin, Suite 1200
                                                  Houston, TX 77010

                              Facsimile No.:      (713) 658-9922

                              Attention:          Brian Myers
                              Telephone:          (713) 658-5230

                              THE FIRST NATIONAL BANK OF CHICAGO, Individually as a Lender and as Co-Agent


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             One First National Plaza
                                                  0634, 1FNP, 10
                                                  Chicago, IL   60670

                              Facsimile No.:      (312) 732-4840

                              Attention:          John Beirne
                              Telephone:          (312) 732-3659

                              Eurodollar
                              Office:             One First National Plaza
                                                  0634, 1FNP, 10
                                                  Chicago, IL   60670

                              Facsimile No.:      (312) 732-4840

                              Attention:          John Beirne
                              Telephone:          (312) 732-3659

                              Send copies to:     1100 Louisiana, Suite 3200
                                                  Houston, TX 77002

                              Facsimile No.:      (713) 654-7370

                              Attention:          Ron Dierker
                              Telephone:          (713) 654-7341

                              ROYAL BANK OF CANADA, Individually as a Lender and as Co-Agent


                              By:
                                 ---------------------------------------------
                              Name:       Linda M. Stephens
                              Title:      Manager

                              Domestic
                              Office:          1 Financial Square
                                               New York, NY  10005-3531

                              Facsimile No.:   (212) 428-2372

                              Attention:       Linda Smith, Loan Administrator
                              Telephone:       (212) 428-6323

                              Eurodollar
                              Office:          1 Financial Square
                                               New York, NY  10005-3531

                              Facsimile No.:   (212) 428-2372

                              Attention:       Linda Smith, Loan Administrator
                              Telephone:       (212) 428-6323

                              SOCIETE GENERALE, SOUTHWEST AGENCY, Individually as a Lender and as Co-Agent


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             2001 Ross Ave., Suite 4800
                                                  Dallas, Texas   75201

                              Facsimile No.:      (214) 979-1104

                              Attention:          Louis P. LaVille
                              Telephone:          (214) 979-2762

                              Eurodollar
                              Office:             2001 Ross Ave., Suite 4800
                                                  Dallas, Texas   75201

                              Facsimile No.:      (214) 754-0171

                              Attention:          Ralph Saheb
                              Telephone:          (214) 979-2764

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as a Lender


                              By:
                                 ---------------------------------------------
                              Name:       Ronald E. McKaig
                              Title:      Vice President

                              Domestic
                              Office:             Bank of America NT&SA
                                                  231 South LaSalle
                                                  Chicago, IL 60697

                              Facsimile No.:      (510) 603-8264
                              Attention:          Leeann Denbow
                              Telephone:          (510) 675-7040

                              With a copy to:     Bank of America

                              Address: 333 Clay Street, Suite 4550 Houston, TX 77002

                              Facsimile No.:      (713) 651-4841
                              Attention:          Ronald E. McKaig
                              Telephone:          (713) 651-4881

                              Eurodollar
                              Office:             Bank of America NT&SA
                                                  231 South LaSalle
                                                  Chicago, IL 60697

                              Facsimile No.:      (510) 603-8264
                              Attention:          Leeann Denbow
                              Telephone:          (510) 675-7040

                              With a copy to:     Bank of America

                              Address: 333 Clay Street, Suite 4550 Houston, TX 77002

                              Facsimile No.:      (713) 651-4841
                              Attention:          Ronald E. McKaig
                              Telephone:          (713) 651-4881

                              THE BANK OF NEW YORK, as a Lender


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office: The Energy Industries Division One Wall Street, 19th Floor
                                                  New York, New York   10286

                              Facsimile No.:      (212) 635-7923

                              Attention:          Raymond Palmer
                              Telephone:          (212) 635-7834

                              Eurodollar
                              Office: Eurodollar/Cayman Funding Area 101 Barclay Street
                                                  New York, New York   10286

                              Facsimile No.:      (212) 635-7923

                              Attention:          Carol Tafuro
                              Telephone:          (212) 635-7550

                              BANQUE PARIBAS, as a Lender


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office: 1200 Smith Street, Suite 3100 Houston, Texas 77002

                              Facsimile No.:      (713) 659-5305

                              Attention:
                              Telephone:

                              Eurodollar
                              Office: 1200 Smith Street, Suite 3100 Houston, Texas 77002

                              Facsimile No.:      (713) 659-6915

                              Attention:
                              Telephone:

                              FIRST UNION NATIONAL BANK f/k/a FIRST UNION
                              NATIONAL BANK OF NORTH CAROLINA, as a Lender


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             301 South College Street
                                                  Charlotte, N.C.  28288

                              Facsimile No.:      (704) 374-6249

                              Attention:          Michael Kolosowsky
                              Telephone:          (704) 383-8225

                              Eurodollar
                              Office:             301 South College Street
                                                  Charlotte, N.C.  28288

                              Facsimile No.:      (704) 374-6249

                              Attention:          Michael Kolosowsky
                              Telephone:          (704) 383-8225

                              Send copies to:     1001 Fannin Street, Suite 2255
                                                  Houston, TX 77002

                              Facsimile No.:      (713) 650-6354

                              Attention:          Russell Clingman
                              Telephone:          (713) 650-3619

                              MELLON BANK, N.A., as a Lender


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                              Domestic
                              Office:             Three Mellon Bank Center
                                                  Room 153-1203
                                                  Pittsburgh, PA  15258

                              Facsimile No.:      (412) 236-2027

                              Attention:          Jennifer Ratay
                              Telephone:          (412) 234-5767

                              Eurodollar
                              Office:             Three Mellon Bank Center
                                                  Room 153-1203
                                                  Pittsburgh, PA  15258

                              Facsimile No.:      (412) 236-2027

                              Attention:          Jennifer Ratay
                              Telephone:          (412) 234-5767

                              Send copies to:     One Mellon Bank Center
                                                  Room 151-4425
                                                  Pittsburgh, PA 15258

                              Facsimile No.:      (412) 236-1840

                              Attention:          Richard A. Matthews
                              Telephone:          (412) 234-9759

                              LIBERTY BANK AND TRUST COMPANY
                              OF OKLAHOMA CITY, N.A., as a Lender


                              By:
                                 ---------------------------------------------
                              Name:       Laura Christofferson
                              Title:      Vice President

                              Domestic
                              Office:             100 North Broadway
                                                  Oklahoma City, OK  73102

                              Facsimile No.:      (405) 231-6788

                              Attention:          Laura Christofferson
                              Telephone:          (405) 231-6853

                              Eurodollar
                              Office:             100 North Broadway
                                                  Oklahoma City, OK  73102

                              Facsimile No.:      (405) 231-6788

                              Attention:          Laura Christofferson
                              Telephone:          (405) 231-6853

         For purposes of selling, assigning, transferring and conveying its respective Interests, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                        THE SUMITOMO BANK, LIMITED, HOUSTON
                                        AGENCY


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

         For purposes of selling, assigning, transferring and conveying its respective Interests, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                    THE SANWA BANK LTD., DALLAS AGENCY


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:

         For purposes of selling, assigning, transferring and conveying its respective Interests, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                      CREDIT LYONNAIS, NEW YORK BRANCH


                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

         For purposes of selling, assigning, transferring and conveying its respective Interests, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                        THE FUJI BANK, LIMITED - HOUSTON
                                        AGENCY, as a Lender


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                              DISCLOSURE SCHEDULE


ITEM 5.1.5                Material Adverse Change.  None.

ITEM 6.5                  Financial Information.  None.

ITEM 6.7                  Litigation.  None.

ITEM 6.8                  Existing Subsidiaries.

                                       State or Jurisdiction of
                 Name                        Organization                          Ownership %
                 ----                        ------------                          -----------
  Samedan Oil Corporation                      Delaware           100% owned by Noble Affiliates, Inc.

  Samedan Oil of Canada, Inc.                  Delaware           100% owned by Samedan Oil Corporation

  Samedan of North Africa, Inc.                Delaware           100% owned by Samedan Oil Corporation

  Samedan North Sea, Inc.                      Delaware           100% owned by Samedan Oil Corporation

  Samedan Oil of Indonesia, Inc.               Delaware           100% owned by Samedan Oil Corporation

  Samedan Pipe Line Corporation                Delaware           100% owned by Samedan Oil Corporation

  Samedan Royalty Corporation                  Delaware           100% owned by Samedan Oil Corporation

  Samedan of Tunisia, Inc.                     Delaware           100% owned by Samedan Oil Corporation

  Samedan - NEEI Exploration Company           Oklahoma           50% general partnership interest owned by
                                                                  Samedan Oil Corporation

  Temin 1987 Partnership                       Oklahoma           50% general partnership interest owned by
                                                                  Samedan Oil Corporation

  Comin 1989 Partnership                       Oklahoma           50% general partnership interest owned by
                                                                  Samedan Royalty Corporation

                                       State or Jurisdiction of
                 Name                        Organization                          Ownership %
                 ----                        ------------                          -----------
  Shipride Partnership                         Oklahoma           50% general partnership interest owned by
                                                                  Samedan Royalty Corporation

  Samedan of Papua New Guinea, Inc.            Delaware           100% owned by Samedan Oil Corporation

  Noble Gas Marketing, Inc.                    Delaware           100% owned by Noble Affiliates, Inc.

  Noble Gas Pipeline, Inc.                     Delaware           100% owned by Noble Gas Marketing, Inc.

  Noble Trading, Inc.                          Delaware           100% owned by Noble Affiliates, Inc.

  NPM, Inc.                                    Delaware           100% owned by Noble Affiliates, Inc.

  Samedan LPG                               Cayman Islands        100% owned by Samedan of North Africa, Inc.

  Energy Development Corporation              New Jersey          100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Energy Development Corporation               Delaware           100% owned (direct or indirect) by Noble
  (Argentina), Inc.                                               Affiliates, Inc.

  Energy Development Corporation               Delaware           100% owned (direct or indirect) by Noble
  (China), Inc.                                                   Affiliates, Inc.

  Energy Development Corporation               Delaware           100% owned (direct or indirect) by Noble
  (HIPS), Inc.                                                    Affiliates, Inc.

  Energy Development Corporation               Delaware           100% owned (direct or indirect) by Noble
  (Peru), Inc.                                                    Affiliates, Inc.

  EDC (Tunisia), Inc.                          Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC Ecuador Ltd.                             Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC Senegal Ltd.                             Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC Australia Ltd.                           Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC Portugal Ltd.                            Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

                                       State or Jurisdiction of
                 Name                        Organization                          Ownership %
                 ----                        ------------                          -----------
  Gasdel Pipeline System, Inc.                New Jersey          100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Producers Service, Inc.                     New Jersey          100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  HGC, Inc.                                    Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Pelto Oil Company, Inc.                     New Jersey          100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC (UK) Ltd.                                Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Brabant Petroleum, Ltd.                         CFC             100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Industrial Scotland Energy Ltd.                 CFC             100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Brabant Oil Ltd.                                CFC             100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Brabant Oilex Ltd.                              CFC             100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Brabant Petroleum USA Company                 Kansas            100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  Burnside Overseas Exploration                   CFC             100% owned (direct or indirect) by Noble
  Limited                                                         Affiliates, Inc.

  Norman                                          CFC             100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

  EDC Marketing Company                        Delaware           100% owned (direct or indirect) by Noble
                                                                  Affiliates, Inc.

ITEM 6.10         Employee Benefit Plans. Noble Affiliates, Inc. and
Samedan Oil Corporation provide subsidized health care and life insurance benefits to their early retirees (retirees who have completed at least twenty years of service or retirees who have attained age 55 and completed at least five years of service) for the period of their retirement prior to attaining age 65.

                                                                    SCHEDULE IIA


                            SCHEDULE OF COMMITMENTS


                                                               COMMITMENT                     COMMITMENT
NAME OF LENDER                                                 $ MILLIONS                     PERCENTAGE
--------------                                                 ----------                     ----------

Union Bank of Switzerland, Houston Agency                        $33.0000                    11.00000%

NationsBank of Texas, N.A.                                       $27.5000                     9.16667%

Texas Commerce Bank National Association                         $27.5000                     9.16667%

Bank of America                                                  $21.8750                     7.29167%

Bank of Montreal                                                 $21.8750                     7.29167%

The Bank of New York                                             $21.8750                     7.29167%

Banque Paribas                                                   $21.8750                     7.29167%

CIBC Inc.                                                        $21.8750                     7.29167%

The First National Bank of Chicago                               $21.8750                     7.29167%

Royal Bank of Canada                                             $21.8750                     7.29167%

Societe Generale, Southwest Agency                               $21.8750                     7.29167%

First Union National Bank                                        $15.1250                     5.04167%

Liberty Bank and Trust Company
  of Oklahoma City, N.A.                                         $12.5000                     4.16667%

Mellon Bank, N.A.                                                $ 9.3750                     3.12500%
                                                                 --------                  -----------

                          TOTAL                                  $300.000                  100.000000%
                                                                 ========                  ===========

                                                                    SCHEDULE IIB

                    SCHEDULE OF OUTSTANDINGS AND COMMITMENTS


                                                 EXISTING FACILITY                   REVISED FACILITY
                                                                                                                   BALANCE TO BE
                                        COMMITMENT OUTSTANDINGS    COMMITMENT COMMITMENT   OUTSTANDINGS COMMITMENT    FUNDED/
           NAME OF LENDER               PERCENTAGE  $ MILLIONS    $ MILLIONS  PERCENTAGE    $ MILLIONS $ MILLIONS    (RECEIVED)
Union Bank of Switzerland, Houston Agency  9.37500%   18.7500       37.5000    11.00000%      22.0000    33.0000       3.2500
NationsBank of Texas, N.A.                 7.81250%   15.6250       31.2500     9.16667%      18.3333    27.5000       2.7083
Texas Commerce Bank National Association   7.81250%   15.6250       31.2500     9.16667%      18.3333    27.5000       2.7083
Bank of America                            6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
Bank of Montreal                           6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
The Bank of New York                       6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
Banque Paribas                             6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
CIBC Inc.                                  6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
The First National Bank of Chicago         6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
Royal Bank of Canada                       6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
Societe Generale, Southwest Agency         6.25000%   12.5000       25.0000     7.29167%      14.5833    21.8750       2.0833
First Union National Bank                  4.37500%    8.7500       17.5000     5.04167%      10.0833    15.1250       1.3333
Liberty Bank and Trust Company of
Oklahoma City, N.A.                        1.87500%    3.7500        7.5000     4.16667%       8.3333    12.5000       4.5833
Mellon Bank N.A.                           3.12500%    6.2500       12.5000     3.12500%       6.2500     9.3750       0.0000
Credit Lyonnais New York Branch            3.12500%    6.2500       12.5000     0.000000%      0.0000     0.0000      (6.2500)
The Fuji Bank, Limited - Houston Agency    6.25000%   12.5000       25.0000     0.00000%       0.0000     0.0000     (12.5000)
The Sanwa Bank Ltd., Dallas Agency         3.12500%    6.2500       12.5000     0.000000%      0.0000     0.0000      (6.2500)
The Sumitomo Bank, Limited, Houston
Agency                                     3.12500%    6.2500       12.5000     0.000000%      0.0000     0.0000      (6.2500)

Totals                                   100.00000%  200.0000      400.0000   100.000000%    200.0000   300.0000       0.0000
                                         ==========  ========      ========   ===========    ========   ========     ========

                                                                   EXHIBIT 2.2.1

                              COMPETITIVE BID NOTE

$300,000,000                                                  December 24, 1997

         FOR VALUE RECEIVED, the undersigned, NOBLE AFFILIATES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________ (the "Lender") on ___________, 2002, the aggregate unpaid principal amount of all Competitive Bid Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender to the Borrower pursuant to Section 2.2 of the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co- Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Competitive Bid Note is one of the Notes referred to in, and evidences Indebtedness under, the Credit Agreement, to which reference is made for a description of the security for this Competitive Bid Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         This Note represents an extension and renewal of the outstanding principal amount of, and a replacement and substitution for, a certain Competitive Bid Note of the undersigned dated July 31, 1996, (the "Prior Note") payable to the order of the Lender. The indebtedness evidenced by the Prior Note is a continuing indebtedness and nothing contained herein shall be construed to constitute a novation of the Prior Note or to deem paid the Prior Note.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED A CONTRACT TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                            NOBLE AFFILIATES, INC.


                                            By:
                                               -------------------------------
                                                Title:

                  COMPETITIVE BID LOANS AND PRINCIPAL PAYMENTS


---------------------------------------------------------------------------------------------------------
           Amount of                             Amount of                Unpaid
          Competitive                            Principal               Principal
         Bid Loan Made                            Repaid                  Balance
      -------------------      Interest     ---------------------  --------------------
      Absolute   Eurodollar   Period (if    Absolute   Eurodollar  Absolute  Eurodollar          Notation
Date  Rate       Rate         applicable)   Rate       Rate        Rate      Rate       Total    Made By
----  --------   ----------   -----------   --------   ----------  --------  ---------- -----    --------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                                   EXHIBIT 2.2.2

                         COMPETITIVE BID QUOTE REQUEST

                                                         _______________, 19____

To:      Union Bank of Switzerland, Houston Agency, (the "Agent")

From:    Noble Affiliates, Inc. (the "Borrower")

Re: Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders")

         We hereby give notice pursuant to Section 2.2.2 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date: _________________, 19___


Principal Amount(1)                         Interest Period(2)
-------------------                         ------------------
$


         Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

         Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in the Credit Agreement to the extent specified in Article V thereof. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                                         NOBLE AFFILIATES, INC.


                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------


-------------------------
(1) Amount must be at least $10,000,000 and an integral multiple of $1,000,000.
(2) One, two, three or six months (Eurodollar Auction) or at least 14 and up to 90 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                   EXHIBIT 2.2.3

                     INVITATION FOR COMPETITIVE BID QUOTES



                                                    _____________________, 19___


To:      [Name of Lender]

Re:      Invitation for Competitive Bid Quotes to
         Noble Affiliates, Inc. (the "Borrower")

         Pursuant to Section 2.2.3 of the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co- Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:  ______________, 19___

Principal Amount                            Interest Period
----------------                            ---------------
$


         Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.2.4 of the Credit Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

         Please respond to this invitation by no later than [10:00 a.m.] [1:00 p.m,.] New York time on _________, 19____.

                                            UNION BANK OF SWITZERLAND, HOUSTON
                                            AGENCY, as Agent



                                            By:
                                               -------------------------------
                                               Authorized Officer

                                                                   EXHIBIT 2.2.4

                             COMPETITIVE BID QUOTE


                                                       __________________, 19___

To:      Union Bank of Switzerland, Houston Agency, as Agent
         Attn: ___________________

Re:      Competitive Bid Quote to Noble Affiliates, Inc. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated ________, 199_, we hereby make the following Competitive Bid Quote pursuant to
Section 2.2.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.       Quoting Lender: _________________________________________
2.       Person to contact at Quoting Lender: _____________________________
3.       Borrowing Date: ____________, 19__(1)
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal         Interest       [Competitive         [Absolute    Minimum
Amount(2)         Period(3)      Bid Margin(4)]       Rate(5)]     Amount(6)
---------         ---------      --------------       ---------    ---------
$



-----------------------------------

(1)      As specified in the related Invitation For Competitive Bid Quotes.
(2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $10,000,000 and an integral multiple of $1,000,000.
(3) One, two, three or six months or at least 14 and up to 90 days, as specified in the related Invitation For Competitive Bid Quotes.
(4) Competitive Bid Margin over or under the Eurodollar Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".
(5) Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
(6) Specify minimum or maximum amount, if any, which the Borrower may accept and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Lender which the Borrower may accept (see Section 2.2.4(b)(iv)).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

                                               Very truly yours,

                                               [NAME OF BANK]



Dated:                  , 19                   By:
       -----------------    ---                   --------------------------
                                                  Authorized Officer

                                                                     EXHIBIT 2.5

                               BORROWING REQUEST


Union Bank of Switzerland, Houston Agency
1100 Louisiana St., Suite 4500
Houston, Texas  77002

Attention:  [Name]
            [Title]

                             NOBLE AFFILIATES, INC.


Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to Section 2.5 of the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $__________ on __________, 19___ as a [Eurodollar Loan having an Interest Period of _______ months] [Base Rate Loan].

         The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

'         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                      Person to be Paid
Amount to be      --------------------------      Name, Address, etc.
Transferred       Name           Account No.      of Transferee Lender
-----------       ----           -----------      --------------------
$
 -----------      ------------   ----------       --------------------
                                                  --------------------
                                                  Attention:
                                                             ---------
$
 -----------      ------------   -----------      --------------------
                                                  --------------------
                                                  Attention:
                                                             ---------
Balance of        The Borrower
such proceeds                    -----------      --------------------
                                                  --------------------
                                                  Attention:
                                                             ---------



         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.



                                            NOBLE AFFILIATES, INC.



                                            By
                                               ----------------------
                                               Title:

                                                                    EXHIBIT 2.6

                         CONTINUATION/CONVERSION NOTICE


Union Bank of Switzerland, Houston Agency
1100 Louisiana St., Suite 4500
Houston, Texas  77002

Attention:  [Name]
            [Title]

                             NOBLE AFFILIATES, INC.


Gentlemen and Ladies:

         This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.6 of the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on ____________, 19___,

                 (1) $___________ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 19___],

                 (2) and all presently being maintained as (*)[Base Rate Loans] [Eurodollar Loans],

                 (3)      be [converted into] [continued as],

                 (4) (**)[Eurodollar Loans having an Interest Period of ______ months] [Base Rate Loans].

The Borrower hereby:

                 (a) certifies and warrants that no Default or Event of Default has occurred and is continuing; and

                 (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.


                                     NOBLE AFFILIATES, INC.


                                     By
                                        -------------------------
                                        Title:






-------------------------

*        Select appropriate interest rate option.

**       Insert appropriate interest rate option.

                                                                     EXHIBIT 2.8


                                 REVOLVING NOTE

$___________                                                    ________________

         FOR VALUE RECEIVED, the undersigned, NOBLE AFFILIATES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender") on _________, 2002 the principal sum of
__________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         This Note represents an extension and renewal of the outstanding principal amount of, and a replacement and substitution for, a certain Revolving Note of the undersigned dated July 31, 1996, (the "Prior Note") payable to the order of the Lender. The indebtedness evidenced by the Prior
Note is a continuing indebtedness and nothing contained herein shall be construed to constitute a novation of the Prior Note or to deem paid the Prior Note.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                          NOBLE AFFILIATES, INC.

                                          By
                                            --------------------------
                                            Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS

---------------------------------------------------------------------------------------------------------
         Amount of                                 Amount of              Unpaid
         Revolving                                 Principal             Principal
         Loan Made                                  Repaid                Balance
      ----------------------   Interest     ---------------------  --------------------
        Base      Eurodollar   Period (if     Base     Eurodollar    Base    Eurodollar          Notation
Date    Rate        Rate      applicable)     Rate        Rate       Rate       Rate    Total     Made By
----  --------   -----------  -----------   --------   ----------  --------  ---------- -----    --------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                                 EXHIBIT 5.1.4


                      [Opinion of Counsel to the Borrower]

                                                                 EXHIBIT 10.11

                          LENDER ASSIGNMENT AGREEMENT

To:      Noble Affiliates, Inc.,
         as Borrower




To: Union Bank of Switzerland, Houston Agency, as Agent


                             NOBLE AFFILIATES, INC.

Gentlemen and Ladies:

         We refer to clause (d) of Section 10.11.1 of the Amended and Restated Credit Agreement, dated as of December 24, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Noble Affiliates, Inc., a Delaware corporation (the "Borrower"), Union Bank of Switzerland, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NationsBank of Texas, N.A. ("NB") and Texas Commerce Bank National Association ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), Bank of Montreal ("BOM"), CIBC Inc. ("CIBC"), the First National Bank of Chicago ("First Chicago"), Royal Bank of Canada ("RBC") and Societe Generale, Southwest Agency ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co- Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders") and Union Bank of Switzerland, Houston Agency, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         This agreement is delivered to you pursuant to clause (d) of Section
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

         [Add paragraph dealing with accrued interest and fees with respect to Loans assigned, if applicable.]

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

         (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section
10.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

                 (A)      Address for Notices:
                                  Institution Name:
                                  Attention:
                                  Domestic Office:
                                  Telephone:
                                  Facsimile:
                                  Telex (Answerback):
                                  LIBOR Office:

                                  Telephone:
                                  Facsimile:
                                  Telex (Answerback):

                 (B)      Payment Instructions:

         The Assignee agrees to furnish the tax form required by Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                                           [ASSIGNOR]

Revolving Loan
  Commitment
          and
Revolving Loans:                    __%

                                                 By:
                                                    --------------------------
                                                    Title:

Percentage                                                    [ASSIGNEE]

Revolving Loan
  Commitment
     and
Revolving Loans:                    __%

                                                 By:
                                                    ---------------------------
                                                    Title:
Accepted and Acknowledged
this __ day of _______, 19__


-------------------------,
  as Agent

By:----------------------
   Title:

                               [T & K LETTERHEAD]



                               December 24, 1997



Union Bank of Switzerland
Houston Agency,
   As Agent for the Several Lenders
NationsBank of Texas, N.A.,
Texas Commerce Bank National Association,
Bank of Montreal,
CIBC Inc.,
The First National Bank of Chicago,
Royal Bank of Canada,
Societe Generale, Southwest Agency,
and Certain Lending Institutions
c/o Union Bank of Switzerland
1100 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:

         We have acted as counsel to Noble Affiliates, Inc., a Delaware corporation ("Borrower"), in connection with the $300,000,000 Amended and Restated Credit Agreement dated as of December 11, 1997 (the "Agreement") among Borrower and Union Bank of Switzerland, Houston Agency, as the Agent for the Lenders, NationsBank of Texas, N.A. and Texas Commerce Bank National Association, as Managing Agents, and Bank of Montreal, CIBC Inc., The First National Bank of Chicago, Royal Bank of Canada and Societe Generale, Southwest Agency, as Co-Agents, and certain additional Lenders named therein, providing for Borrower's issuance and delivery to you on this date of its Notes. This opinion letter is delivered to you pursuant to Section 5.1.3 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

         In our capacity as counsel for Borrower, we have examined executed originals or telecopies of executed originals of the Agreement and the initial Notes under the Agreement (the "Loan Documents") and all other certificates, instruments or documents that have been executed and delivered to you by Borrower today in connection with the Agreement. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our

Union Bank of Switzerland
December 24, 1997
Page 2


satisfaction, of such corporate records of Borrower, certificates of officers of Borrower, certificates and letters of public officials, and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness and authenticity of all documents submitted to us as originals (other than the Loan Documents), the conformity with genuine and authentic originals of all documents submitted to us as copies, and the genuineness of all signatures (other than the signatures on behalf of Borrower on the Loan Documents).

         Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the representations and warranties made to you by Borrower in the Loan Documents and upon oral and written statements of and information furnished by officers of Borrower and its Subsidiaries, where we deemed such reliance appropriate under the circumstances. We have necessarily assumed the accuracy and complete-ness of such representations, warranties, statements and other information.

         Based on the foregoing and on the assumptions hereinafter set forth, and subject to the exceptions, limitations and qualifications hereinafter expressed, it is our opinion that:

         1. Borrower is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in the State of Oklahoma. Borrower has the corporate power to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Loan Documents.

         2. The execution, delivery and performance by Borrower of the Agreement and each other Loan Document executed by it are within its corporate powers, have been duly authorized by all necessary corporate action, and do not
(i) contravene Borrower's Organic Documents; (ii) to the knowledge of the undersigned, contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower; or (iii) to the knowledge of the undersigned, result in, or require the creation or imposition of, any Lien on any of Borrower's properties.

         3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body pursuant to any law or any rule or order of general application is required for the due execution, delivery or performance by Borrower of any Loan Document to which it is a party, except as has been obtained or made.

Union Bank of Switzerland
December 24, 1997
Page 3


         4. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower. Assuming solely for purposes of this opinion that the internal laws of the State of Texas were to govern the Loan Documents, the Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and equitable principles of general applicability.

         6. To the knowledge of the undersigned, there is no pending or threatened litigation, action, proceeding, or labor controversy affecting Borrower or any of its Subsidiaries, properties, businesses, assets or revenues, which purports to affect the legality, validity or enforceability of, or the rights and remedies of the Agent and the Lenders under, the Agreement or any other Loan Document.

         The opinions expressed above are based in part upon the assumptions, and are subject to the exceptions, limitations and qualifications, set forth below:

         (a) Whenever any opinion expressed herein with respect to any matter is qualified by the phrase "to the knowledge of the undersigned," such phrase (A) indicates that (i) no information has come to the attention of any attorney of this firm who has devoted substantive attention to the transactions contemplated in the Agreement that has given any such person actual knowledge concerning such matter different from that expressed in such opinion; (ii) except as otherwise stated herein, we have not undertaken any independent investigation with respect to such matter but have relied on representations made by Borrower in the Loan Documents and on information otherwise provided to us by it; and (iii) no inference that any such person has actual knowledge concerning such matters should be drawn from the fact of our representation of Borrower and its Subsidiaries or our expression of such opinion; and (B) does not encompass the actual knowledge of any attorney of this firm who obtained such knowledge in his capacity as a director of Borrower. We wish to advise you that Harold F. Kleinman, a shareholder of this firm, is a director of Borrower.

Union Bank of Switzerland
December 24, 1997
Page 4



         (b) Except as expressly set forth herein, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished in or in connection with the Loan Documents, or otherwise.

         (c) We do not purport to be experts as to the laws of any jurisdiction other than the State of Texas and the United States of America, and we express no opinion herein with respect to the laws of any such other jurisdiction, except insofar as the matters covered by the foregoing opinions may involve or be governed by or construed under the General Corporation Law of the State of Delaware. Our opinion regarding the General Corporation Law of the State of Delaware is confined to our reading thereof without application of judicial or administration interpretations thereof. Insofar as the matters covered by the opinions expressed in paragraph 5 above may involve or be governed by or construed under the laws of any jurisdiction other than the State of Texas, we have necessarily assumed, without knowing, and without making any investigation to determine, that such laws are the same as those of the State of Texas and that the courts of any such other jurisdiction would construe and apply such laws in the same manner as would the courts of the State of Texas.

         (d) In rendering certain of the opinions expressed above, we have assumed that you (i) are duly authorized to execute and deliver (or accept), and have duly executed and delivered (or accepted), the Loan Documents required to be executed and delivered (or accepted) by you and (ii) will fund the Loans to the extent required to be funded by you under the Agreement.

         (e) We express no opinion concerning (i) any right of any Agent, Co-Agent or any Lender or any other person to be indemnified against (or released from the consequences of) its own negligence; (ii) the enforceability of any obligations of any party other than Borrower; (iii) the effectiveness or enforceability of provisions regarding exclusive jurisdiction or venue; or (iv) the effectiveness or enforceability of any waiver of the right to trial by jury.

         This opinion letter is to be limited in its use to reliance by you and your counsel in consummating the Agreement. No other person or entity (other than Assignee Lenders) may rely or claim reliance on any opinion expressed herein except with our express written consent.

Union Bank of Switzerland
December 24, 1997
Page 5


We assume no obligation to supplement this opinion if, after the date hereof, any applicable law changes or we become aware of any facts that might change the opinions set forth herein.

                                  Respectfully submitted,

                                  THOMPSON & KNIGHT,
                                  A Professional Corporation



                                  By:  /s/ Robert D. Campbell
                                       -----------------------------------
                                       Robert D. Campbell,
                                       Attorney